EXHIBIT 10.1

                           FARMERS AND MERCHANTS BANK

                       1998 NONQUALIFIED STOCK OPTION PLAN

         THIS INDENTURE made this ____ day of ____________, 1998, by FARMERS AND MERCHANTS BANK, a Georgia Banking corporation organized and operating under the laws of the state of Georgia (the "Bank").

         1. Purpose. This stock option plan (the "Plan") is for the purpose of providing additional incentives and motivation towards superior performance and by enabling the Bank to attract and retain the services of key employees, upon whose judgment, talents and special efforts, the successful conduct of its operation is largely dependent. Options granted under the Plan are intended to be nonqualified options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"). 2. Administration. The Plan shall be administered by a committee (the "Committee"), which shall consist of not fewer than three (3) members of the Board of Directors of the Bank who shall be appointed by the Board.

         The members of the Committee shall serve at the pleasure of the Board of Directors, which may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum for purposes of issuing stock options; and all actions of the Committee shall be taken by a majority of its members. Any action of the Committee evidenced by a written instrument, signed by all of its members, shall be fully as effective as if it had been taken by a vote of a majority of its members at a meeting duly called and held. The Committee shall make rules and regulations for the conduct of its business as it shall deem advisable.

         Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the officers and key employees of the Bank to whom, the times when, and the prices at which options shall be granted; the option periods,

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and the  number of  shares  of the  common  stock of the Bank  ("Shares")  to be subject to each Option. With respect to each Option granted hereunder, the agreement evidencing the grant of the Option shall specifically state that the Option is a Nonqualified Stock Option, however, if no such designation is made, such option shall be a Nonqualified Stock Option.


         The Committee shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option agreements with optionees (which terms need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this section shall be conclusive.

         In addition to any other rights of indemnification that they may have as directors of the Bank or as members of the Committee, the directors of the Bank and members of the Committee shall be indemnified by the Bank against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Bank) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any action, suit or proceeding, a Committee member shall in writing offer the Bank the opportunity, at its own expense, to handle and defend the same.

         3. Eligibility. Options shall be granted to only those persons who are officers or key employees of the Bank. In determining the persons to whom Options will be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective officers and key employees, their present and potential contributions to the success of the Bank, the anticipated number of years of effective service remaining, and any

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other factors as they shall deem relevant in connection with  accomplishing  the purposes of the Plan. Subject to the limits set forth in this Plan, an officer or key employee who has been granted an Option may be granted an additional Option or Options if the Committee shall so determine, so that any optionee may hold more than one Option, but only on the terms and subject to the restrictions set forth herein.

         4. Stock Subject to Option. An aggregate of eighteen thousand (18,000) Shares will be authorized and reserved for issuance upon the exercise of Options granted under the Plan. The Shares may be in whole or in part, as the Board of Directors of the Bank shall determine, authorized and unissued Shares, or issued Shares which shall have been reacquired by the Bank. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, Options may be granted to other employees with respect to such unpurchased Shares.

         The aggregate number of shares of the Bank's Common Stock subject to this Plan, the maximum number of shares as to which options may be granted to any one optionee hereunder, and the number of shares and the price per share subject to outstanding options shall be appropriately adjusted for any increase or decrease in the number of shares of Common Stock which the Bank has issued resulting from any stock split, stock dividend, combination of shares or any other change, or any exchange from other securities or any reclassification, reorganization, redesignation, recapitalization, or otherwise.

         The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         5. Terms and Conditions of All Options. Each Option granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by a stock option agreement in the form and containing the terms and conditions as the Committee from time to time may determine, provided that each stock option agreement shall:


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                  (a)      state the number of Shares to which it pertains;


                  (b)      state the option price;


                  (c)      state the terms and conditions for payment;


                  (d) state the term of the Option and the period or periods during the term in which the Option or portions thereof may be exercised;


                  (e) provide that the Option is not transferable by the optionee other than to the extent specifically permitted by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee;


                  (f) provide that, if the optionee ceases to be an employee or officer of the Bank, other than by reason of death, retirement, or disability with the consent of the Bank, the Option shall terminate as of the date the optionee ceases to be an employee or officer of the Bank;


                  (g) provide that, if the optionee retires with the consent of the Bank, the Option shall terminate three months after retirement, except as otherwise provided in Section 5(i) hereof but in no event shall one option be exercisable more than ten (10) years from the date it was granted;


                  (h) provide that, if the optionee terminates employment due to total disability with the consent of the Bank, the Option shall terminate three months after termination due to such disability, except as otherwise provided in Section 5(i) hereof but in no event shall one option be exercisable more than ten (10) years from the date it was granted;


                  (i) provide that, if an optionee shall die while he is an employee or officer of the Bank or within three months after retirement, or total disability with the consent of the Bank, the Option may be exercised (to the extent the optionee would have been entitled to do so) by a legatee or legatees of the optionee under his last will, or by his personal representative

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or representatives,  at any time within one (1) year after death, retirement, or disability with consent but in no event shall one option be exercisable more than ten (10) years from the date it was granted.


         6. Option Price. The price at which shares may be purchased under each option is the book value of the stock, as of the last day of the last fiscal year of the Bank, ending prior to the date that such option was granted, as shown on the balance sheet prepared and certified by the firm of accountants then employed by the Bank subsequent to such fiscal year.

         7. Exercise of Option. The right to purchase shares covered by any option or options under this Plan shall be exercisable only in accordance with the terms and conditions of the grant to such optionee. Options granted under the Plan will be exercisable in full upon the happening of the first to occur of the following events:

                  (a) a vote of a majority of the Shares of the Bank entitled to vote to sell all or substantially all of the Stock or assets of the Bank in one or a series of related transactions, or to merge the Bank where as a result of such a merger the Bank is not the surviving corporation; or


                  (b)      December 31, 2002.


                  8.       Expiration or Termination of Option.

                  (a) Each option and all rights and obligations thereunder shall, subject to the provisions of paragraph (b) of this Section 8, expire on a date to be determined by the Committee, such date, however, in no event to be later than ten (10) years from the date on which the option is granted.


                  (b) In the event an optionee's employment with the Bank shall terminate as the result of normal retirement, total disability or early retirement under the terms of a qualified retirement or pension plan maintained by the Bank and in which such optionee is a participant, then an option granted to such optionee shall be exercisable during the three (3) months after such

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optionee ceases to be an employee of the Bank.  Following the expiration of said three (3) month period, any option granted to such optionee shall terminate and may no longer be exercised. If the optionee dies while in the employ of the Bank, to the extent that the option was exercisable at the time of the optionee's death, such option may, within one (1) year after the optionee's death (or within such shorter period as may be specified in the option by the Committee), be exercised by the person or persons to whom the optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution; provided, however, that an option may not be exercised to any extent by anyone after the expiration of the option. In the event an optionee's employment with the Bank shall terminate as the result of any circumstance other than those referred to above in this paragraph (b) of Section 8, then all options granted to such optionee under this Plan shall terminate and no longer be exercisable as of the date such optionee ceases to be an employee of the Bank unless otherwise provided by the Committee at the time of grant but, in no event, more than ninety (90) days after termination of employment.

         9. Withholding Taxes. Prior to the Issuance of Shares upon exercise of an Option, the optionee shall pay or make adequate provision for any federal or state withholding obligation of the Bank, if applicable.

         10. Term of Plan. The effective date of the adoption of the Plan shall be the date on which the Plan is approved by the shareholders of the Bank and the Plan shall terminate ten years thereafter. Accordingly, Options may be granted pursuant to the Plan at any time on or after the effective date and prior to the expiration of ten years from such date.

         11. Right of the Bank to Terminate Employment. Nothing contained in the Plan or in any Option granted pursuant to the Plan shall confer upon any optionee any right to be continued in the employment of the Bank or shall interfere in any way with the right of the Bank to terminate his employment at any time for any reason.

         12. Amendment and Termination. The Board of Directors at any time may terminate the Plan and, at any time, may amend the Plan, without shareholder approval, as deemed in the best interests of the Bank; provided, that a majority of the shareholder approval shall be required for any amendment which shall (i) increase the number of Shares which may be

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issued pursuant to the Plan, (ii) modify the  requirements as to eligibility for participation, (iii) increase the benefits accruing to eligible officers and directors, (iv) remove the administration of the Plan from the Committee, or (v) reduce the amount of any benefit or adversely change the terms and conditions thereof.

         13. Choice of Law. This Plan shall be governed by the laws of the state of Georgia.

         14. Approval of Shareholders. The Plan shall be submitted to the shareholders of the Bank for approval within 12 months before or after adoption of the Plan by the Board of Directors of the Bank, and the Plan is conditioned on such approval.

         IN WITNESS WHEREOF, the Bank has caused this Plan to be executed as of the date set forth above.

                                         FARMERS AND MERCHANTS BANK

                                         BY:  ________________________________

                                         TITLE:_______________________________

ATTEST:

BY:  _________________________
     Secretary

          [CORPORATE SEAL]